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                                                                       EXHIBIT E


                           OFFER TO PURCHASE FOR CASH


              ANY AND ALL OUTSTANDING COMMON SHARES OF COMMON STOCK

                                       OF

                               IIC INDUSTRIES INC.

                                       AT

                              $10.50 PER SHARE NET

                                       BY

                               CP HOLDINGS LIMITED


                       THROUGH ITS WHOLLY-OWNED SUBSIDIARY


                       KENYON PHILLIPS ACQUISITION, LLC.

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      THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 4:00 P.M., NEW YORK
          CITY TIME, ON WEDNESDAY, NOVEMBER 14, 2001, UNLESS EXTENDED.
--------------------------------------------------------------------------------


                                                               October 15, 2001

To Our Clients:

     Enclosed for your consideration is an Offer to Purchase, dated October 15, 2001 (the "Offer to Purchase"), and the related Letter of Transmittal in connection with the offer by CP Holdings Limited, a company organized under the laws of the United Kingdom (the "Offeror"), through its wholly-owned subsidiary, Kenyon Phillips Acquisition, LLC, a company organized under the laws of Delaware (the "Purchaser"), to purchase for cash all outstanding shares of common stock, $0.25 par value (the "Common Shares"), of IIC Industries Inc., a Delaware corporation (the "Company"), at a price of $10.50 per Common Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (which, together with the Offer to Purchase, constitute the "Offer").

     We are (or our nominee is) the holder of record of Common Shares held by us for your account. A tender of such Common Shares can be made only by us or our nominee as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender the Common Shares held by us for your account.

     We request instructions as to whether you wish to have us tender on your behalf any or all of the Common Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

     Your attention is invited to the following:

       1. The tender price is $10.50 per Common Share, net to the seller in cash.

       2. The Offer is being made for all outstanding Common Shares.

       3. The Board of Directors of the Company has received a fairness opinion (the "Fairness Opinion") from Jesup & Lamont Capital Markets, Inc., an investment banking firm ("Jesup"), that the price, at which the Offeror is offering to purchase the Common Shares (the "Common Share Offer Price"), of $10.50 is fair and reasonable, from a financial point of view. Neither the Company nor Jesup is making a recommendation with respect to your acceptance of the Offer.

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       4. The Offer and withdrawal rights will expire at 4:00 P.M., New York
   City time, on Wednesday, November 14, 2001, unless the Offer is extended.


       5. Any stock transfer taxes will be borne by the Offeror, except as otherwise provided in Instruction 5 of the Letter of Transmittal.


     If you wish to have us tender any or all of your Common Shares, please so instruct us by completing, executing and returning to us the instruction form contained in this letter. An envelope in which to return your instructions to us is enclosed. If you authorize the tender of your Common Shares, all such Common Shares will be tendered unless otherwise specified in your instructions.


     Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer.


     The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal and is being made to all holders of Common Shares. The Offeror is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If the Offeror becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Common Shares pursuant thereto, the Offeror will make a good faith effort to comply. If after such good faith effort, the Offeror cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Common Shares in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Offeror by one or more registered brokers or dealers licensed under the laws of such jurisdiction.


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        INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH ALL
               OUTSTANDING COMMON SHARES OF IIC INDUSTRIES INC.


     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated October 15, 2001 and the related Letter of Transmittal (which together with the Offer to Purchase, constitute the "Offer") in connection with the offer by CP Holdings Limited, through its wholly-owned subsidiary Kenyon Phillips Acquisition, LLC., to purchase all outstanding shares of common stock, $0.25 par value (the "Common Shares"), of IIC Industries Inc., at a price of $10.50 per Common Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer.


     This will instruct you to tender the number of Common Shares indicated below (or if no number is indicated below, all Common Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.


Date                     , 2001
    ---------------------

Number of Common Shares to be Tendered:


-------------------------------
                                                    SIGN HERE

                                              ---------------------------------

                                              ---------------------------------
                                                      Signature(s)


                                              ---------------------------------
                                                 Please type or Print Name(s)


                                              ---------------------------------
                                                  Please type or Print
                                                     Address(es)


                                              ---------------------------------
                                                  Area Code and Telephone
                                                       Number


                                              ---------------------------------
                                               Taxpayer Identification or
                                                 Social Security Number


----------------
* Unless otherwise indicated, it will be assumed that all Common Shares held by us for your account are to be tendered.


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